UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2014

Burlington Stores, Inc.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-36107	80-0895227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2006 Route 130 North

Florence, New Jersey 08518

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The description of the Amendment (as defined below) included in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2014, Burlington Stores, Inc. (the “Company”) and its indirect wholly-owned subsidiaries, Burlington Coat Factory Holdings, LLC (“BCFH”) and Burlington Coat Factory Warehouse Corporation (“BCFWC”), entered into an amendment (the “Amendment”) to that certain Employment Agreement, dated as of December 2, 2008, as amended by that certain Amendment No. 1 on October 23, 2012, by and among BCFH (formerly Burlington Coat Factory Holdings, Inc.), BCFWC and Thomas Kingsbury, the Company’s President, Chief Executive Officer and Chairman (the “Employment Agreement”). Pursuant to the Amendment, the Employment Agreement has been modified such that, among other things:

•	Mr. Kingsbury will be entitled to receive a long-term equity award during each of May 2015, 2016, 2017, 2018 and 2019 (each, an “LTIP Award”) that will, in each case, be equal to the difference between (i) 450% of his base salary minus (ii) the Excess Value (defined as the product of A x B, where “A” equals the number of options granted pursuant to that certain Non-Qualified Stock Option Agreement, dated as of June 17, 2013, by and between Mr. Kingsbury and Burlington Holdings, Inc. (the “Options”) that will vest in the ordinary course during the 12-month period following the applicable LTIP Award grant date, and “B” equals (x) $28.00 minus (y) the per share exercise price of the Options as determined at the time of vesting). The form of, and terms and conditions applicable to, each LTIP Award will be substantially similar to that of long-term equity awards made to the Company’s senior executives for the applicable year; provided that, in addition to the ordinary vesting terms provided therein, each LTIP Award will be subject to accelerated vesting in the event of termination of employment without Cause, for Good Reason or due to death or Disability (as each term is defined in the Employment Agreement).

•	Within thirty days of the Amendment, Mr. Kingsbury will be entitled to receive a one-time grant of 150,000 restricted stock units or 150,000 shares of restricted stock (in either case, the “RSUs”) pursuant to the terms of the Company’s equity plan. The RSUs will vest on July 1, 2019, subject to Mr. Kingsbury’s employment through such date and certain conditions of earlier accelerated vesting.

•	Beginning in 2014, Mr. Kingsbury will be paid a retention bonus of $225,000 on December 15 of each year in which he remains employed by the Company on such date.

•	Upon a termination without Cause or for Good Reason, Mr. Kingsbury’s severance pay and benefits period was extended from two years to three years following such termination.

•	Upon Mr. Kingsbury’s Retirement (as defined in the Amendment), and provided that Mr. Kingsbury makes himself reasonably available to consult with the Company for up to ten days per quarter during the one-year period thereafter (the “Consulting Period”), (i) any outstanding incentive equity granted by the Company to Mr. Kingsbury that was unvested as of such Retirement shall continue to vest through the end of the Consulting Period, (ii) any outstanding incentive equity granted by the Company to Mr. Kingsbury that remains unvested as of the end of such Consulting Period shall vest at the conclusion of such Consulting Period and (iii) the exercise period of any options granted by the Company to Mr. Kingsbury shall be extended until the second anniversary of the later of (x) such Retirement and (y) the date such options vest; provided, that such exercise periods shall not be extended beyond the original term of the option agreement.

The foregoing summary of the Amendment is qualified by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 to Employment Agreement, dated as of December 8, 2014, by and among Burlington Coat Factory Warehouse Corporation, Burlington Coat Factory Holdings, LLC, Burlington Stores, Inc. and Thomas Kingsbury.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ Paul Tang
Paul Tang Executive Vice President and General Counsel

Date: December 9, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Employment Agreement, dated as of December 8, 2014, by and among Burlington Coat Factory Warehouse Corporation, Burlington Coat Factory Holdings, LLC, Burlington Stores, Inc. and Thomas Kingsbury.